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                                                                   EXHIBIT 11(d)



                               CONSENT OF COUNSEL

                             AIM Equity Funds, Inc.



                 We hereby consent to the use of our name and to the references to our firm under the captions "General Information - Legal Counsel" in the Prospectus for the Institutional Classes of Shares of the AIM Charter Fund, AIM Weingarten Fund and AIM Constellation Fund Portfolios and under the caption "Management - Legal Matters" in the Statement of Additional Information for such Shares and "General Information - Legal Counsel" in the Prospectuses for the Retail Classes of Shares of the AIM Aggressive Growth Fund, AIM Charter Fund, AIM Weingarten Fund, AIM Constellation Fund, AIM Blue Chip Fund and AIM Capital Development Fund Portfolios and "Miscellaneous Information - Legal Matters" in the Statement of Additional Information for such Shares, which are included in Post-Effective Amendment No. 51 to the Registration Statement under the Securities Act of 1933 and Amendment No. 51 to the Registration Statement under the Investment Company Act of 1940 (No. 2-25469) on Form N-1A of AIM Equity Funds, Inc.



                                        /s/ BALLARD SPAHR ANDREWS & INGERSOLL
                                            ----------------------------------
                                            Ballard Spahr Andrews & Ingersoll


Philadelphia, Pennsylvania
January 2, 1997